Exhibit 5.1
[Letterhead of Thompson Coburn LLP]

May 8, 2020

Arrow Financial Corporation
250 Glen Street
Glens Falls, NY 12801

Re:    Registration Statement on Form S-8 for fifty thousand (50,000) shares of Arrow Financial Corporation Common Stock, par value $1.00, for issuance to participants under the Arrow Financial Corporation 2020 Directors’ Stock Plan

Ladies and Gentlemen:

We have served as counsel to Arrow Financial Corporation, Glens Falls, New York (the “Company”), in connection with the preparation and filing of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder (the “Securities Act”), registering the offer and sale by the Company of up to fifty thousand (50,000) shares of common stock of the Company, par value $1.00 per share (the “Shares”), through the Arrow Financial Corporation 2020 Directors’ Stock Plan (the “Plan”).

We have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company’s Certificate of Incorporation and all amendments thereto, the Company’s By-laws and all amendments thereto and the statements we have received from officers and representatives of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the correctness of statements submitted to us by officers and representatives of the Company.

Based solely on the foregoing, we are of the opinion that the Shares to be issued by the Company pursuant to the Plan have been duly authorized and, when issued by the Company in accordance with the Plan, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

Our opinions set forth above are limited to the Federal laws of the United States of America and the laws of the State of New York.

This opinion may only be used, quoted or relied upon for the purpose of complying with the Securities Act in connection with the filing of the Registration Statement and may not be furnished to, quoted to or relied upon by any other person or entity for any purpose, without our prior written consent. Please note that we are opining only as to the matters expressly set forth herein and no opinion should be inferred as to any other matters.

Very truly yours,

/s/ Thompson Coburn LLP